Exhibit 99.1

Wayside Technology Group, Inc. Confirms Receipt of Unsolicited Proposal

EATONTOWN, NJ, December 12, 2019 – Wayside Technology Group, Inc. (NASDAQ: WSTG), an international technology distribution channel company (the “Company”), confirmed today that, on December 10, 2019, it received an unsolicited proposal from Shepherd Kaplan Krochuk, LLC and North & Webster SSG, LLC (together, the “N&W Group”) to acquire the Company.

Consistent with its fiduciary duties and in consultation with its advisors, the Board is carefully reviewing the N&W Group’s proposal to determine the course of action it believes is in the best interests of the Company and its shareholders.  Shareholders are not required to take any action at this time.

About Wayside Technology Group, Inc.

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company and parent of Lifeboat Distribution, an international value-added distributor for Emerging Technology Vendors with solutions for Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud and Software & ALM. Lifeboat provides vendors access to thousands of VARs, MSPs, CSPs and other resellers. Lifeboat holds an IT-70 GSA contract vehicle that provides resellers and vendors with a competitive edge within the Public Sector.

Additional information can be found by visiting www.waysidetechnology.com

Forward Looking Statements

Certain matters contained in this Press Release include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995.

All statements, other than statements of historical fact, included in this Press Release may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include the risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Investor Relations Contact:

Michael Vesey, Vice President and Chief Financial Officer

Wayside Technology Group, Inc.

(732) 389-0932

michael.vesey@waysidetechnology.com